Exhibit 24.01



POWER OF ATTORNEY


       WHEREAS, NORTHERN STATES POWER COMPANY, a Minnesota corporation (the Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more registration statements and one or more amendments to registration statements relating to the issuance of up to 600,000 shares of Common Stock, par value $2.50 per share in connection with its Executive Long-Term Incentive Award Stock Plan; and

       WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his name, respectively;

       NOW, THEREFORE, each of the undersigned hereby constitutes and appoints ARLAND D. BRUSVEN, his/her attorney, with full power to act for him/her and in his/her name, place, and stead, to sign his/her name in the capacity or capacities set forth below to any registration statements or amendments relating to the issuance of up to 600,000 shares of Common Stock, par value $2.50 per share, for use in connection with its Executive Long-Term Incentive Award Stock Plan; and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of January, 1996.



(James J. Howard)                          (Douglas W. Leatherdale)
James J. Howard                            Douglas W. Leatherdale, Director
Principal Executive
 Officer & Director



(H. Lyman Bretting)                        (John E. Pearson)
H. Lyman Bretting, Director                John E. Pearson, Director



(David A. Christensen)                     (G. M. Pieschel)
David A. Christensen, Director             G. M. Pieschel, Director



(W. John Driscoll)                         (Margaret R. Preska)
W. John Driscoll, Director                 Margaret R. Preska, Director




(Dale L. Haakenstad)                       (A. Patricia Sampson)
Dale L. Haakenstad, Director               A. Patricia Sampson, Director



(Allen F. Jacobson)                        (Edward J. McIntyre)
Allen F. Jacobson, Director                Edward J. McIntyre
                                           Principal Financial Officer



(Richard M. Kovacevich)                    (Roger D. Sandeen)
Richard M. Kovacevich, Director            Roger D. Sandeen
                                           Principal Accounting Officer